Exhibit 99.2 Against a challenging demand environment, we continued to strengthen our portfolio, execute our digital strategy and “ increase our competitiveness. Clients are realizing they can distinguish themselves if they embrace disruption and Q3 2020 transform. We are committed to making that easy for them. Brian Humphries | Chief Executive Ocer ” Revenue Reported YoY (0.1%) Digital 42% Constant (0.7%) of revenue $4.2 billion Currency YoY ~13% Y/Y Growth GAAP Operating Margin | 14.2% Adjusted Operating Margin | 15.9% GAAP Diluted EPS | $0.64 Adjusted Diluted EPS | $0.97 Revenue by Geography Revenue by Segment ($ IN BILLIONS) ($ IN BILLIONS) Reported | Constant Currency YoY Reported | Constant Currency YoY Rest of World CMT 4.4% 7.1% 7% 15% $0.3 0.2% (0.2%) Financial Services 18% $0.6 22% Europe (1.5%) (2.2%) $0.8 3.6% (0.5%) North 75%America 29% $3.2 Products $1.5 (1.4%) (1.4%) & Resources $0.9 35% (4.0%) (4.6%) $1.2 Healthcare 4.8% 4.2% Total Employees | 283,100 Total Attrition | 18% Voluntary Attrition | 10% Cash Flow and Capital Return Acquisitions Announced in Q3 2020 Cash Flow From Operations | $925M COMPANY HEADQUARTERS DIGITAL BATTLEGROUND Free Cash Flow | $821M North America Cloud Quarterly Dividend | $120M $0.22/share North America Software Engineering Year-to-Date Share Repurchases | ~$1.3 billion THROUGH OCTOBER 2020 North America Cloud Bookings Growth Cognizant Ranks #19 on Digital bookings year-to-date growth | ~40% Forbes' "World's Best Employers" List OCTOBER 2020 Total bookings year-to-date growth | ~15% Cognizant's disclosure of Digital revenue and bookings is intended to provide additional insights into the company’s business. Measuring Digital revenue and bookings requires the use of estimates and judgement. For full ﬁnancial data and non-GAAP ﬁnancial reconciliations please, refer to Cognizant's 2020 third quarter earnings release issued on October 28, 2020, which accompanies this presentation, and is available at investors.cognizant.com.